Exhibit 32

CERTIFICATION PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, H. Craig Dees, the Chief Executive Officer of Provectus Biopharmaceuticals, Inc. (the “Company”), and Peter R. Culpepper, Chief Financial Officer and Chief Operating Officer of the Company, certifies, pursuant to Rule 13a-14(b) under the Securities and Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on August 6, 2015.

By:	/s/ H. Craig Dees
H. Craig Dees, Ph.D. Chief Executive Officer

By:	/s/ Peter R. Culpepper
Peter R. Culpepper Chief Financial Officer Chief Operating Officer